     As filed with the Securities and Exchange Commission on August 4, 2000
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          RED OAK HEREFORD FARMS, INC.
 ------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

            Nevada                                          84-1120614
-------------------------------                   ------------------------------
(State or other jurisdiction of                   (IRS Employer Identification
incorporation or organization)                    Number)

                               2010 Commerce Drive
                               Red Oak, Iowa 51566
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

               RED OAK HEREFORD FARMS, INC. 1997 STOCK OPTION PLAN RED OAK HEREFORD FARMS, INC. 1998 STOCK OPTION PLAN RED OAK HEREFORD FARMS, INC. 2000 STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plans)

                                Harley D. Dillard
                             Chief Financial Officer
                          Red Oak Hereford Farms, Inc.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (712) 623-9224
            --------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

John L. Thomas, Esq.
18 Beth Drive
Moorestown, NJ 08057


------------------------------------------------------------------------------------------------------------------------------------
                                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                Proposed Maximum              Proposed Maximum                   Amount of
Title of Securities          Amount To Be       Offering Price Per            Aggregate Offering                 Registration
To Be Registered             Registered (1)     Share (2)                     Price (2)                          Fee (2) (3)
------------------------------------------------------------------------------------------------------------------------------------
Class A
Common Stock,
par value $.01
per share                     4,000,000             $5.00                      $9,178,013                           $2,423.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents 1,000,000 shares registered under the Red Oak Hereford Farms, Inc. 1997 Stock Option Plan, 1,000,000 shares registered under the Red Oak Hereford Farms, Inc. 1998 Stock Option Plan, and 2,000,000 shares registered under the Red Oak Hereford Farms, Inc. 2000 Stock Option Plan (collectively the "Plans"). Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends, or similar transactions.

(2) Calculated pursuant to Rule 457(h). The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee for the 4,000,000 shares of Common Stock being registered under the Plans hereby were based, for the 1,093,000 shares of Common Stock subject to currently outstanding stock options, on the maximum exercise prices of: $5.00 per share for 338,000 shares; $1.75 per share for 655,000 shares. For the remaining 3,007,000 shares, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee were based on the average of the high and low sales prices of $2.109 for the Common Stock as reported on the OTC BB on August 04, 2000.

(3)  Paid by wire transfer

Item 3.  Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference in this Registration Statement: The registrant's annual report on form 10-K for the fiscal year ended December 31, 1999 dated April 24, 2000 and all other reports filed since the end of the registrant's last fiscal year.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interest of Named Experts and Counsel

         Not Applicable

Item 6.  Indemnification of Directors and Officers

         Under Section 78 of the Nevada General Corporation Law, as amended, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article XI of Red Oak Hereford Farms, Inc. Amended and Restated Certificate of Incorporation provides that no director or officer shall be personally liable to Red Oak or its stockholders for monetary damages for any breach of fiduciary duty except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of laws.

Item 7.  Exemption From Registration Claimed

         Not Applicable

Item 8.  Exhibits.

Exhibit 4(a)    The Company's Amended and Restated Certificate of Incorporation.

Exhibit 4(b)    The Company's 1997 Stock Option Plan.

Exhibit 4(c)    The Company's 1998 Stock Option Plan.

Exhibit 4(d)    The Company's 2000 Stock Option Plan.

Exhibit 5(a)    Opinion of John L. Thomas, Esq.

Exhibit 23(a)   Consent of HLB Gross Collins, PC.

Exhibit 23(b)   Consent of BDO Seidman, LLP

Exhibit 23(c)   Consent of John L. Thomas, Esq.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a) (3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Option Plan, 1998 Stock Option Plan, and/or the 2000 Stock Option Plan.

                                  EXHIBIT INDEX

Exhibit 4(a)    The Company's Amended and Restated Certificate of Incorporation.

Exhibit 4(b)    The Company's 1997 Stock Option Plan.

Exhibit 4(c)    The Company's 1998 Stock Option Plan.

Exhibit 4(d)    The Company's 2000 Stock Option Plan.

Exhibit 5(a)    Opinion of John L. Thomas, Esq.

Exhibit 23(a)   Consent of HLB Gross Collins, PC.

Exhibit 23(b)   Consent of BDO Seidman, LLP

Exhibit 23(c)   Consent of John L. Thomas, Esq.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Red Oak, Iowa, on this fourth day of August, 2000.

                                                       By: /s/ Gordon Reisinger
                                                -------------------------------
                                                            Gordon W. Reisinger
                                          Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                               Date
------------                        ------                                              ------
/s/ Gordon W. Reisinger             President, Chief Executive Officer                  August 4, 2000
-----------------------------       (Principal Executive Officer)
Gordon W. Reisinger

/s/ Harley Dillard                            Chief Financial Officer                   August 4, 2000
-----------------------------       (Principal Financial and Accounting Officer)
Harley Dillard

/s/ Charles Kolbe                   Director and Chairman of the Board                  August 4, 2000
-----------------------------
Charles Kolbe


/s/ John Derner                     Director                                            August 4, 2000
-----------------------------
John Derner

/s/ Dwayne Lewis                    Director                                            August 4, 2000
-----------------------------
Dwayne Lewis

/s/ Jack B. Holden                  Director                                            August 4, 2000
-----------------------------
Jack B. Holden

/s/ Ron Daggett                     Director                                            August 4, 2000
-----------------------------
Ron Daggett

                                    Director                                            August 4, 2000
-----------------------------
Charles Wilson

                                    Director                                            August 4, 2000
-----------------------------
Johan A. Smit
